SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2004

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

NORTH CAROLINA	000-24753	56-2090738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337 Engelhard, North Carolina	27824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 925-9411

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit accompanies this Report:

Exhibit No.	Exhibit Description
99.1	Copy of our press release dated June 15, 2004

Item 9. Regulation FD Disclosure.

On June 15, 2004, we announced that our Board of Directors had declared a cash dividend of $0.1425 per share of our common stock, payable on July 12, 2004 to shareholders of record on June 29, 2004. A copy of our press release is attached as Exhibit 99.1 to this Report and is incorporated by reference into this Report.

Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Those statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Those statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other statements concerning opinions or judgments of our management about future events. Factors that could influence the accuracy of those forward-looking statements include, but are not limited to, the financial success or changing strategies of our customers, weather and similar conditions, particularly the effect of hurricanes on our banking, loan production and operations facilities and on our customers and the communities in which we do business, actions of government regulators, the level of market interest rates, and general economic conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, we have duly caused this Report to be signed on our behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.
(Registrant)

Date: June 15th, 2004	By:	/S/ Gary M. Adams
Gary M. Adams
Chief Financial Officer

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